UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2005

CT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	0-19179	56-1837282
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 PROGRESS PLACE NE P.O. BOX 227 CONCORD, NORTH CAROLINA	28026-0227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 722-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01. Entry into a Material Definitive Agreement.

On January 18, 2005, CT Communications, Inc. (the “Company”) awarded 2,000 shares of Company common stock under the Company’s Amended and Restated 2001 Stock Incentive Plan to each of certain officers of the Company, including Ronald A. Marino, Vice President Finance and Chief Accounting Officer, as a result of the termination of such officers’ eligibility to participate in the Company’s car allowance program. The Company had previously determined to terminate such officers’ participation in the Company’s car allowance program, and in lieu thereof, each such officer was provided the option of electing between receiving either a payment in the aggregate amount of $24,000 payable in installments over the next three years or a grant of 2,000 shares of Company common stock. Each such officer elected to receive the award of Company common stock. Of the 2,000 shares of Company common stock awarded, 800 shares vested immediately upon grant, 600 shares vest one year after the date of grant and the remaining 600 shares vest two years after the date of the grant.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC.
(Registrant)

Date: January 21, 2005	By:	/s/ Ronald A. Marino
Ronald A. Marino
Chief Accounting Officer

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